SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Filed by the registrant  |X|

         Filed by a party other than the registrant  |_|

         Check the appropriate box:
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         |_|      Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
         |X|      Definitive Proxy Statement
         |_|      Definitive Additional Materials
         |_|      Soliciting Material Pursuant to Section 240.14a-11(c) or
                  Section 240.14a-12

                                PREMIUMWEAR, INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |X|      No fee required
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                  14a-6(i)(2) or Item 22(a)(2) of
Schedule 14A.
         |_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                  and 0-11.
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                           transaction applies:
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                              PREMIUMWEAR, INC.
                            8000 WEST 78TH STREET
                                  SUITE 400
                         MINNEAPOLIS, MINNESOTA 55439


                              --------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MAY 14, 1997
                              --------------------


To All Holders of Common Stock:

The Annual Meeting of Shareholders of PremiumWear, Inc. ("PremiumWear" or the "Company") will be held at the Radisson Hotel South, 7800 Normandale Boulevard, Bloomington, Minnesota 55439, on Wednesday, May 14, 1997 at 11:00 a.m., Central Daylight Time, for the following purposes:

         1. To elect two directors to serve a three-year term.

         2. To amend the Company's 1991 Stock Plan to bring the plan into compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended.

         3. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

Shareholders of record at the close of business on March 28, 1997 are entitled to notice of and to vote at the Annual Meeting. Since it is important that your shares be represented at the meeting, whether or not you personally plan to attend, you are requested to sign, date and return your proxy card promptly in the enclosed envelope. Returning your signed proxy will not prevent you from voting in person at the meeting, should you desire to do so.

                                              By Order of the Board of Directors


                                              /s/ John R. Houston
                                              John R. Houston, SECRETARY


Minneapolis, Minnesota
April 3, 1997


        YOUR PROXY IS IMPORTANT; PLEASE SIGN, DATE AND MAIL IT TODAY.


                              PREMIUMWEAR, INC.
                            8000 WEST 78TH STREET
                                  SUITE 400
                         MINNEAPOLIS, MINNESOTA 55439


                              -------------------
                               PROXY STATEMENT
                              -------------------


This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of PremiumWear, Inc. (the "Company" or "PremiumWear") of proxies for the Annual Meeting of Shareholders of the Company to be held at the Radisson Hotel South, 7800 Normandale Boulevard, Bloomington, Minnesota 55439 on Wednesday, May 14, 1997 at 11:00 a.m., Central Daylight Time, or any adjournment or adjournments thereof. This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about April 3, 1997.

Proxies may be revoked at any time before they are exercised by the execution and delivery of a later proxy, and shareholders present at the meeting may withdraw their proxies and vote in person. Unless revoked, proxies will be voted and, where a choice is specified with respect to any matter to be voted upon, the proxies will be voted as specified.

There were outstanding at the close of business on March 28, 1997, the record date for shareholders entitled to notice of and to vote at the meeting, 2,319,030 shares of Common Stock, and each of such shares is entitled to one vote at the meeting. Only shareholders of record at the close of business on March 28, 1997 will be entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                PROPOSAL NO. 1
                            ELECTION OF DIRECTORS

The Board of Directors is divided into three classes of directors, each director serving a three-year term. One-third of the directors belong to each class. Generally, each year only one class of directors is subject to shareholder vote. The Board of Directors is seeking shareholder election of two directors whose term expires this year. Mr. Kevin S. Moore, a director since 1996, is a current member of the class being reelected this year. However, Mr. Moore has declined to stand for reelection due to conflicting demands on his time. The term of the directors elected this year will expire in 2000.

It is intended that proxies will be voted for the following nominees. The Company believes that the nominees will be able to serve; but should any of the nominees be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board may propose.

The names and ages of the nominees and other directors and their principal occupations are set forth below, based upon information furnished to the Company by such persons. Unless otherwise indicated, each of the directors has held their respective identified positions for more than the past five years.

                                                                                              DIRECTOR
NAME AND AGE                        PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS               SINCE
------------                        --------------------------------------------               -----
NOMINATED FOR A TERM ENDING IN 2000:

C.D. Anderson (55)        Chairman of Anderson Capital Management, Inc. (investment management    1991
                          firm); Director/Trustee of G.T. Global Mutual Funds; Chairman and
                          CEO, Plantagenet Holdings, Ltd.; Director of LGT Asset Management,
                          Inc.; Director of various private companies.

Mark B. Vittert (49)      Private Investor; Director of Lee Enterprises, Inc. and Dave & Busters, 1994
                          Inc.

OTHER DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING AND
WHOSE TERMS EXPIRE IN 1998:

Gerald E. Magnuson (66)   Of Counsel to Lindquist & Vennum PLLP (law firm); Partner of Lindquist  1982
                          & Vennum PLLP to December 1994; Director of Research, Incorporated,
                          Sheldahl, Inc. and Washington Scientific Industries, Inc.

William J. Morgan (42)    President and director of Pacholder Associates, Inc. (registered        1996
                          investment advisor), 1984 to present; Director of ICO, Inc., USF&G
                          Pacholder Fund, Inc., Duckwall-Alco Stores, Inc., Kaiser Ventures,
                          Inc. and Smith Corona Corp.

OTHER DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING AND WHOSE TERMS
EXPIRE IN 1999:

Keith A. Benson (53)      President of Mall Stores Division of Musicland Stores Corporation     1993
                          (retail stores); Director of Musicland Stores Corporation.

Thomas D. Gleason (61)    Chairman and Chief Executive Officer of the Company; Vice Chairman    1995
                          of Wolverine World Wide, Inc. (footwear manufacturing and marketing),
                          1993 through April 17, 1996; Chief Executive Officer of Wolverine
                          World Wide, Inc. from 1972 to 1993.

Michael A. Raskin (72)    Private Investor and Business Adviser; Chairman of ACA Joe International 1991
                          (apparel manufacturer), 1983 to 1986; Chairman of
                          Inmar Corporation (marketing and distribution
                          company), 1981 to 1983; President of Joseph Magnin
                          (apparel retailer), 1978 to 1980; Director of various
                          private companies.

During the last fiscal year the Board of Directors met 17 times. Each director attended more than 75% of the meetings of the Board of Directors and any committee on which he served.

The Board of Directors has established three standing committees, the Audit Committee, the Compensation Committee and the Governance Committee. The Audit Committee, which met twice during the last fiscal year, is currently comprised of Messrs. Anderson (Chairman), Benson and Magnuson. Among other duties, the Audit Committee reviews the internal and external financial reporting of the Company, reviews the scope of the independent audit and considers comments by the independent public accountants regarding internal controls and accounting procedures and management's response to those comments. The Compensation Committee, which met three times during the last fiscal year, is currently comprised of Messrs. Benson (Chairman), Magnuson, Raskin and Vittert. The Compensation Committee approves the compensation arrangements for senior management. The Board of Directors established a Stock Grant Subcommittee of the Compensation Committee, currently comprised of Messrs. Benson and Vittert, for the purpose of granting awards under the 1991 Plan. The Company does not have a nominating committee. However, in December 1996, the Board of Directors established a Governance Committee, currently comprised of Messrs. Moore, Morgan and Gleason, for the purpose of reviewing Board governance and membership matters. The Governance Committee did not meet in fiscal 1996.

Prior to January 1, 1997, non-employee members of the Board of Directors were paid an annual fee of $10,000 plus $750 for each regular meeting of the Board, $500 for each committee meeting held more than 24 hours before or after a regular Board meeting, $150 for each committee meeting held within 24 hours of a Board meeting and $150 for each telephonic meeting. Effective January 1, 1997, the Board of Directors reduced their compensation to $6,000 annual fee plus $750 for each Board meeting attended in person, $150 for each meeting attended by telephonic conference, $500 for each committee meeting held more than 24 hours before or after a Board meeting, $150 for each committee meeting held within 24 hours of a Board meeting. Prior to September 9, 1996, Mr. Gleason received a fee of $41,667 per annum and was reimbursed for ordinary business expenses for serving as Chairman; such fee totaled $25,958 for fiscal 1996 and was terminated in connection with Mr. Gleason's assumption of the position of Chief Executive Officer.

The 1991 Stock Plan provides for the annual, automatic granting of a defined number of options to directors who are not employees of the Company. Such options are granted to each director who is not an employee of the Company and who (i) is elected or re-elected as a director by the shareholders at any annual or special meeting of the shareholders or (ii) is serving an unexpired term as director on the date of an annual meeting at which any other director is elected. Each such person shall, as of the date of such annual meeting, automatically receive a non-qualified option to purchase 1,000 shares of Common Stock with the option price equal to the fair market value of the Company's Common Stock on such date. These options will have five-year terms. In December 1996, the Board reduced the number of options subject to the automatic grant from 5,000, the amount previously authorized, and provided that the options have a fixed five-year term without cancellation following service as a director. The 1991 Stock Plan also permits granting of additional or alternative options to directors at the discretion of the Board.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table shows, for fiscal years 1996, 1995 and 1994, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Lowell M. Fisher, Jr., the Company's Chief Executive Officer through September 9, 1996, to Thomas D. Gleason, the Chief Executive Officer subsequent to September 9, 1996, and to each of the other executive officers of the Company who received more than $100,000 during the last fiscal year.

                          SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                      ANNUAL COMPENSATION                 COMPENSATION
                                                      -------------------                 ------------
                                                                                             AWARDS
                                                                                             ------
                                                                                           RESTRICTED        ALL OTHER
                                                                        OTHER ANNUAL      STOCK/OPTIONS     COMPENSATION
PRINCIPAL POSITION                YEAR     SALARY ($)     BONUS ($)    COMPENSATION(1)       (#)(5)            ($)(2)
------------------                ----     ----------     ---------    ---------------    -------------     ------------
Thomas D. Gleason(3)              1996       66,462          --                --                --             1,361
 Chairman and
Chief Executive Officer

-------------------------------------------------------------------------------------------------------------------------
Lowell M. Fisher, Jr.(3)          1996      124,135          --             5,173             3,500           185,493
 Chief Executive Officer          1995      175,000          --             3,039            35,000             3,703
                                  1994      178,798          --                --                --               644

-------------------------------------------------------------------------------------------------------------------------
David E. Berg                     1996      150,000          --                --            15,000             4,028
 Chief Operating Officer          1995      149,442          --                --             5,000             3,572
 and Executive Vice President     1994           --          --                --                --                --

-------------------------------------------------------------------------------------------------------------------------
James S. Bury                     1996      125,000          --                --             5,000             5,322
 Vice President of Finance        1995      116,000          --                --             3,000             4,882
 and Assistant Secretary          1994      116,000          --                --                --             2,070

-------------------------------------------------------------------------------------------------------------------------
Robert L. Horwitz(4)              1996       40,390          --                --                --            79,533
 Executive Vice President -       1995      175,000          --                --                --             3,316
 Merchandising                    1994      132,000          --                --            17,500           115,797

-------------------------------------------------------------------------------------------------------------------------

------------------
(1)  Reflects amounts reimbursed during 1996 and 1995 for the payment of taxes.
(2) Includes Company contributions to the Company's retirement plan, premiums paid for term life insurance and, with respect to Messrs. Fisher and Horwitz, severance and other payments as described below. For fiscal 1996, the Company's contributions to the retirement plan for Messrs. Berg and Bury totaled $3,000 and $3,125, respectively. For fiscal 1995, the Company's contributions to the retirement plan for Messrs. Fisher, Berg, Bury and Horwitz totaled $3,001, $2,939, $2,499 and $2,143, respectively. For fiscal 1996, the Company paid $85,000 to Mr. Fisher as part of his severance arrangement and reported $99,791 as compensation to Mr. Fisher as a result of his exercise of stock options. For fiscal 1996, the Company paid $29,167 to Mr. Horwitz as part of his severance arrangement and forgave a note payable by Mr. Horwitz in the amount of $50,000. For fiscal 1996, the Company paid director fees and granted stock options to Mr. Gleason prior to his assumption of the position of Chief Executive Officer, which fees and stock options are not disclosed in this table and can be found elsewhere in this document. The balance, if any, for all named executives reflects term life insurance premiums.
(3) Mr. Gleason was elected Chief Executive Officer on September 9, 1996. On the same date, Mr. Fisher resigned as a director, President and Chief Executive Officer of the Company.
(4)  The employment of Mr. Horwitz was terminated as of March 22, 1996.
(5) With respect to Mr. Fisher, represents a restricted stock award. Otherwise, represents an incentive stock option.

In connection with the employment of Mr. Horwitz in 1994, the Company loaned Mr. Horwitz $89,000 for the purchase of a home in the Twin Cities, and Mr. Horwitz issued two promissory notes to the Company. One of the notes, in the principal amount of $50,000, was initially due and payable on or before August 15, 1997, without interest, and was discharged in connection with Mr. Horwitz's termination in March 1996. The other promissory note, in the amount of $39,000, bears interest at the rate of 9% per annum and is due and payable on August 15, 1999.

EMPLOYMENT AGREEMENTS

The Company entered into an Employment Agreement with Mr. Fisher effective as of May 1, 1995, which was amended effective as of January 30, 1996. Mr. Fisher resigned from the Board of Directors and as an executive officer of the Company effective September 9, 1996. Pursuant to the terms of Mr. Fisher's severance agreement, the Company agreed to pay to Mr. Fisher a monthly payment of $15,000 for 18 months and a one-time payment of $40,000. During fiscal 1996, these payments totaled $85,000. Mr. Fisher also agreed to provide the Company with assistance and consulting services until Mid-December 1996. Mr. Fisher is entitled to continuation of health benefits and is subject to a non-compete provision during the period of payment of his severance. The severance agreement contains a mutual release.

The Company entered into an employment agreement with Mr. Bury effective April 24, 1990. This agreement is for an indefinite term and may be terminated by either party upon 30 days' prior written notice. The agreement provides, among other things, for a lump sum cash severance payment to Mr. Bury in the event of a voluntary or involuntary termination of employment in connection with a change in control of the Company, as defined in the agreements, in an amount equal to the number of months remaining in the two-year period commencing on the first Event (as defined therein) in connection with the change in control, multiplied by one calendar month's base salary, at the highest monthly base salary rate paid at any time during the term of the agreement. The agreement also specifies minimum base salaries to be paid during the term of the agreement. If an Event had occurred at the end of fiscal 1996, Mr. Bury would have received $250,000 pursuant to his employment agreement.

STOCK OPTIONS

The following table contains information concerning individual grants of stock options under the 1991 Stock Plan to each of the named individuals during the last fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS                                 POTENTIAL REALIZABLE
                                                          -----------------                                   VALUE AT ASSUMED
                                                                                   MARKET                   ANNUAL RATES OF STOCK
                             OPTIONS        PERCENT OF TOTAL                       PRICE                   PRICE FOR OPTION TERM ($)
                             GRANTED       OPTIONS GRANTED TO       EXERCISE      ON GRANT     EXPIRATION  -------------------------
NAME                           (#)      EMPLOYEES IN FISCAL YEAR    PRICE ($)     DATE ($)        DATE          5%        10%
----                         -------    ------------------------    ---------     --------     ----------       --        ---
Thomas D. Gleason ........   10,000              N/A  (1)            $ 7.50       $ 7.50        01/30/01      20,721     45,788
                              5,000              N/A  (1)             10.875       10.875       09/06/01      15,023     33,196
Lowell M. Fisher, Jr.(2) .        0               --                  --           --                 --          --         --
David E. Berg ............   15,000               42.9%                7.50         7.50        01/30/01      31,082     68,682
James S. Bury ............    5,000               14.3%                7.50         7.50        01/30/01      10,361     22,894
Robert L. Horwitz(3) .....        0               --                  --           --                 --          --         --

-----------------
(1) The options granted to Mr. Gleason in 1996 were granted prior to his assuming the position of Chief Executive Officer in September 1996.
(2) Mr. Fisher resigned as a director and executive officer of the Company in September 1996.
(3) The employment of Mr. Horwitz was terminated in March 1996.

The following table sets forth information with respect to the named individuals concerning the exercise of options during fiscal 1996 and unexercised options held as of January 4, 1997:


                           AGGREGATE OPTION EXERCISES
                        AND JANUARY 4, 1997 OPTION VALUES

                                                                    NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                SHARES                             UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                               ACQUIRED           VALUE             OPTIONS AT 1/4/97 (#)               AT 1/4/97 ($)(1)
NAME                        ON EXERCISE (#)    REALIZED ($)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                        ---------------    ------------     -----------     -------------     -----------     -------------
Thomas D. Gleason(2)                 0                  --        20,000             --           $ 22,500(3)          --
Lowell M. Fisher, Jr.(4)        45,200         $150,912.50        93,800             --           $217,475(5)          --
David E. Berg                    8,610         $ 33,364.00        20,000             --           $  28,125            --
James S. Bury                    8,610         $ 33,364.00         8,000             --           $  10,875            --
Robert L. Horwitz(6)            17,500         $ 39,375.00            --             --                  --            --

---------------------
(1) Based on a market price of $9.00 per share of Common Stock on January 4, 1997.
(2) Mr. Gleason assumed the position of Chief Executive Officer in September 1996. The options reflected in this table for Mr. Gleason were granted prior to that time in his capacity as a non-employee director.
(3) Reflects value of 15,000 of the 20,000 options. The remaining options have an exercise price higher than the fair market value of the Common Stock at fiscal year end.
(4) Mr. Fisher resigned as director and executive officer of the Company in September 1996.
(5) Reflects value of 89,800 of the 93,800 options. The remaining options have an exercise price equal to or higher than the fair market value of the Common Stock at fiscal year end.
(6) The employment of Mr. Horwitz was terminated in March 1996.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Decisions on compensation of the Company's executives are generally made by the Compensation Committee of the Board, currently consisting of Messrs. Benson (Chairman), Magnuson, Raskin and Vittert. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers were during fiscal 1996 and will, in fiscal 1997, be reviewed by the full Board. Pursuant to SEC rules designed to enhance disclosure of companies' policies with regard to executive compensation, set forth below is a report submitted by the Compensation Committee addressing the Company's compensation policies for fiscal 1996 as they affected Mr. Fisher, the Company's Chief Executive Officer through September 9, 1996, and Mr. Gleason, the Company's Chief Executive Officer after September 9, 1996, and Messrs. Berg and Bury, the executive officers other than the Chief Executive Officer who, for fiscal 1996, were the Company's most highly paid executive officers whose compensation exceeded $100,000 (collectively with Messrs. Fisher and Gleason, the "Named Executives"). The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

COMPENSATION PHILOSOPHY. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified executives. Furthermore, the Company's use of stock options and restricted stock grants reflects the Compensation Committee's position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interest and the enhancement of shareholder value. Compensation payments, to the extent possible, are designed to qualify for deductibility under the Internal Revenue Code of 1986, as amended.

The Company has designed its executive compensation plans around these policies and objectives. The Compensation Committee believes the Company's compensation arrangements consistently meet these goals. The following is a description of the Company's current plans and how each relates to the objectives indicated above.

BASE SALARY. While the Chief Executive Officer determines the annual salary of each officer of the Company (including the Named Executives) other than himself, the Compensation Committee generally approves the salary determinations. In determining or approving appropriate salary levels, the Compensation Committee considers levels of responsibility, experience, individual performance and internal equity, as well as external pay practices.

ANNUAL INCENTIVES. During fiscal 1996, the Company did not pay any bonuses to the Named Executives as incentive compensation. However, in connection with the Company's sale of its retail and golf businesses, the Company entered into hold-in-place agreements with certain employees, including the Named Executives (except Mr. Gleason), which provided for payment in the event of termination of employment of varying amounts depending on the employee's job responsibility. The Named Executives were to receive six months base salary if the agreements were triggered. Following the sale of the businesses, the Compensation Committee recommended, and the Board approved, the payment of retention bonuses in substitution for the hold-in-place agreements in amounts equal to 80% of the hold-in-place obligations, payable in three installments during fiscal 1997.

LONG-TERM INCENTIVES. The Company's overall long-term compensation philosophy is that long-term incentives should be related to improvement in long-term shareholder value. In furtherance of this objective, the Company awards to its executive officers and other key personnel stock options and, on a very selected basis, restricted stock. Stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. Stock options have value from the date the stock options are granted. Shareholders also benefit from such stock price appreciation. The 1991 Stock Plan allows the grant of incentive stock options and non-qualified stock options. Stock options are awarded consistent with the Company's objective to include in total compensation a long-term equity interest for executive officers, with greater opportunity for reward if long-term performance is sustained. To encourage a longer-term perspective, the options are only exercisable over a multiple year period and grants are made at an option price equal to the fair market value of the Common Stock on the date of grant.

OTHER COMPENSATION PROGRAMS. The Company maintains certain broad-based employee benefit plans in which its executive officers, including the Named Executives, have been permitted to participate, including retirement, life and health insurance plans. The Company's retirement plan consists of a profit sharing plan, pursuant to which the Board of Directors may make annual discretionary contributions, and a 401(k) employee savings plan which allows employees to make pre-tax contributions and in which the Company matches employee contributions in an amount equal to one-half of the employee's contribution up to 5% of the employee's base salary. In March 1997, the Board of Directors approved a discretionary contribution to the profit sharing plan. Other non-cash compensation benefits are provided to the Named Executives. None of these plans are directly or indirectly tied to Company performance.

CEO FISCAL 1996 COMPENSATION. Regulations of the SEC require the Company to disclose the Compensation Committee's basis for compensation reported for its Chief Executive Officer in fiscal 1996 and to discuss the relationship between the Company's performance during the last fiscal year and such Chief Executive Officer's compensation. Mr. Fisher's base salary for fiscal 1996 was determined on the same basis as all other executive officers and, as indicated above, no incentive compensation was paid to any of the Named Executives, including Mr. Fisher. Mr. Fisher resigned from his positions with the Company and Mr. Gleason assumed the role of Chief Executive Officer during the Company's third quarter. Severance payments to Mr. Fisher were pursuant to his Employment Agreement and severance agreement are described above under "Employment Agreements." Mr. Gleason was paid the same per annum base salary as Mr. Fisher for the period subsequent to September 9, 1996. Prior to September 9, 1996, Mr. Gleason was paid a fee of $47,667 per annum and received options to purchase 10,000 shares of the Company's Common Stock for serving as Chairman of the Board of Directors.

                   SUBMITTED BY THE COMPENSATION COMMITTEE
                     OF THE COMPANY'S BOARD OF DIRECTORS

 Keith A. Benson    Gerald E. Magnuson     Michael A. Raskin     Mark B. Vittert

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Magnuson, a director and member of the Compensation Committee, is currently Of Counsel to the law firm of Lindquist & Vennum PLLP which was paid for legal services rendered to the Company during the last fiscal year. Mr. Magnuson receives no financial benefit on account of amounts paid by the Company to Lindquist & Vennum PLLP for such services. It is anticipated that Lindquist & Vennum PLLP will continue to perform legal services for the Company during the current fiscal year.

PERFORMANCE GRAPH

In accordance with the rules of the Securities and Exchange Commission, the following performance graph compares performance of the Company's Common Stock on the New York Stock Exchange to the Russell 3000 Textile Apparel Industry Index and to the Russell 2000 Index. The graph compares the cumulative total shareholder return as of the end of each of the Company's last five fiscal years on $100 invested at the end of fiscal 1991 and assumes reinvestment of all dividends. The performance graph is not necessarily indicative of future investment performance.

                                    [GRAPH]
               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                                  1991        1992        1993        1994        1995        1996
PremiumWear                     $100.00     $181.08     $118.92     $156.76     $140.54     $194.60
Russell 2000                     100.00      118.41      140.80      138.24      177.55      206.83
Russell 3000 Textile
Apparel                          100.00      120.41       96.10       91.23      104.73      130.58


The performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the 1933 Act or under the 1934 Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                       DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of March 28, 1997 (unless otherwise specified), the beneficial ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially 5% or more of the outstanding Common Stock of the Company, each director, each Named Executive and by all directors and executive officers as a group. See "Reorganization" for a description of certain restrictions on transfers of Common Stock by holders of 5% or more of the total fair market value of all outstanding Common Stock. Except as otherwise indicated, the shareholders listed in the table have full voting and investment powers with respect to the shares indicated.

                                                 NUMBER OF SHARES        PERCENT OF
                                                BENEFICIALLY OWNED   OUTSTANDING SHARES
                                                ------------------   ------------------
Pension Benefit Guaranty Corporation ("PBGC") .      250,000(1)             10.8%
2020 K Street, N.W.
Washington, D.C. 20006

The Clark Estates, Inc ........................      196,281(2)              8.5%
30 Wall Street
New York, NY 10005

Arnold M. Amster ..............................      117,500(3)              5.1%
767 Fifth Avenue
New York, NY 10153

C. Derek Anderson .............................      162,932(4)(6)           7.0%
220 Sansome Street, Suite 400
San Francisco, CA 94104

Francisco A. Lorenzo ..........................      184,100(5)              7.9%
333 Clay Street, Suite 4040
Houston, TX 77002

Keith A. Benson ...............................        8,808(6)                 *

Lowell M. Fisher(7) ...........................       25,594                 1.1%

Thomas D. Gleason .............................       36,000(6)              1.5%

Gerald E. Magnuson ............................       19,800(6)                 *

Kevin S. Moore ................................      201,281(2)(6)           8.7%

William J. Morgan .............................        5,000(1)(6)              *

Michael A. Raskin .............................       21,100(6)                 *

Mark B. Vittert  ..............................       85,808(6)              3.7%

David E. Berg .................................       42,220(6)              1.8%

James S. Bury .................................       33,720(6)              1.5%

Cynthia L. Boeddeker ..........................        9,250(6)                 *

Billy E. Smith   ..............................        1,000(6)                 *

All Directors and Executive Officers ..........      626,919(6)             26.2%
as a Group (12 persons)

----------------
*Less than 1%

(1) Pacholder Associates, Inc. ("PAI"), a registered investment advisor, has a contract with PBGC pursuant to which PAI has full and complete investment discretion with respect to the 250,000 shares of the Company's stock owned by PBGC, including the power to vote such shares. William J. Morgan is the president, a director and a shareholder of PAI. William J. Morgan disclaims beneficial ownership of the 250,000 shares owned by PBGC.

(2) The Clark Estates, Inc. provides administrative assistance to a number of Clark family accounts which beneficially own an aggregate 196,281 shares of the Company's Common Stock, including The Clark Foundation, which owns 95,390 shares. The Clark Estates, Inc. has, or in certain instances shares, voting power and/or dispositive power with respect to such shares. The Clark Estates, Inc. has no remainder or other economic interest in such trust or fiduciary accounts. Mr. Moore is Senior Vice President of The Clark Estates, Inc. and is a Director of the Company on the date hereof. Mr. Moore has declined to stand for reelection this year due to conflicting demands on his time.

(3) Based on a Schedule 13D filed with the Company and the Securities Exchange Commission, which indicates that Mr. Amster has or shares voting and dispositive power with respect to these shares. Accordingly, Mr. Amster may be deemed to be the beneficial owner of such shares.

(4) Mr. Anderson shares voting and dispositive power with respect to 121,632 shares acquired by Anderson Capital Management, Inc. ("ACM") as agent for its investment advisory clients and, accordingly, Mr. Anderson may be deemed to be the beneficial owner of such shares. Mr. Anderson disclaims beneficial ownership of those shares and 4,500 of the shares represented as beneficially owned by him which are owned by his wife.

(5) Based on a Schedule 13D filed with the Securities and Exchange Commission. Francisco A. Lorenzo shares voting and dispositive power with respect to the shares of Common Stock owned by two private investment companies and four trusts for the benefit of family members of Mr. Lorenzo. Accordingly, Mr. Lorenzo may be deemed to be the beneficial owner of all of the 184,100 shares reported on the Schedule 13D.

(6) Includes 15,000 shares for Mr. Gleason, 9,000 shares for Messrs. Anderson, Magnuson and Raskin, 5,000 shares for each of Messrs. Benson, Moore, Morgan and Vittert, 2,250 shares for Ms. Boeddeker, 1,000 shares for Mr. Smith, 5,000 shares for Mr. Berg, 3,000 shares for Mr. Bury and 73,250 shares for all directors and executive officers as a group which may be acquired within sixty days of the date hereof upon the exercise of outstanding stock options.

(7) Mr. Fisher resigned as an officer and director of the Company effective September 9, 1996. The number of shares owned by Mr. Fisher is based on best of the Company's knowledge without independent verification.


COMPLIANCE WITH SECTION 16(a) OF THE 1934 ACT

Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the 1934 Act, the Company believes all of such forms were filed on a timely basis by the reporting persons during the fiscal year ended January 4, 1997, except that Messrs. Berg and Bury filed a late Form 4 for the exercise of stock options.

REORGANIZATION

On July 3, 1991, the Company filed a Petition for Reorganization under Chapter 11 of the United States Bankruptcy Code, together with a Plan of Reorganization and a Disclosure Statement, with the United States Bankruptcy Court for the District of Minnesota. The Plan of Reorganization was confirmed by the Bankruptcy Court on October 1, 1991 and became effective as of October 29, 1991 (the "Reorganization"). Pursuant to the Reorganization, holders of the Company's Common Stock received one new share of Common Stock for every 25 shares of their then existing Common Stock surrendered and the Company issued or committed to issue in excess of 1,773,000 new shares of Common Stock to creditors in satisfaction of indebtedness in excess of $53,000,000. Mr. Bury, currently an executive officer, served as such when the Petition for Reorganization was filed and throughout the Reorganization.

In connection with the Reorganization, in order to reduce the risk that any change in the stock ownership of the Company may jeopardize certain Federal income tax attributes of the Company, the Company's Certificate of Incorporation was amended to limit the ability of persons beneficially owning, or who, upon acquisition of any shares, would beneficially own, five percent (5%) or more of the total fair market value of outstanding shares of Common Stock of the Company (a "5% Holder"). Until October 29, 1993, no 5% Holder was permitted to sell, transfer or dispose or contract to sell, transfer or dispose any shares of Common Stock or options, warrants or other rights to acquire Common Stock, except in accordance with the procedures described in Article V of the Certificate of Incorporation. Until October 29, 2001, no 5% Holder may purchase or acquire or contract to purchase shares of Common Stock, except in accordance with the procedures described in Article V, and any such purchase, acquisition or contract not in compliance with Article V shall be null and void.


                                PROPOSAL NO. 2
                       AMENDMENT TO THE 1991 STOCK PLAN


GENERAL INFORMATION

On October 21, 1991, the Company's shareholders approved and ratified the adoption of, the Company's 1991 Stock Plan (the "1991 Plan"). The purpose of the 1991 Plan is to enable the Company and its subsidiaries to retain and attract key employees, consultants and directors who contribute to the Company's success by their ability, ingenuity and industry, and to enable such key employees, consultants and directors to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company. The 1991 Plan authorizes the granting of awards in the form of stock options and restricted stock.

AMENDMENT TO THE 1991 PLAN

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the Company's deduction for federal income tax purposes of compensation in excess of $1 million per individual paid to the Company's Chief Executive Officer and its four highest paid executive officers. Compensation plans which are performance-based, approved by the Company's shareholders, granted by a committee consisting solely of two or more outside directors, and have an annual cap on the number of shares that may be granted to any given individual will not be subject to the deduction limit. The 1991 Plan currently does not have an annual cap on the amount of shares subject to an option grant. On September 6, 1996, the Board of Directors amended the 1991 Plan, subject to ratification and approval of the shareholders, to bring the 1991 Plan into compliance with
Section 162(m) of the Code by providing for an annual cap on the number of shares granted to an individual of 150,000 shares. By adopting this change, the Company may deduct any compensation expense resulting from the grant or exercise of options issued under the Plan without regard to the limitations under Code
Section 162(m), including options to the individuals described above.

SUMMARY OF THE 1991 PLAN

GENERAL. In 1996, the Securities and Exchange Commission adopted new rules under
Section 16 of the 1934 Act which required amendments to the 1991 Plan. The Board amended the 1991 Plan on September 6, 1996 to bring the 1991 Plan into compliance with the new rules. Said amendments do not require shareholder approval.

SHARES AVAILABLE UNDER 1991 PLAN. The maximum number of shares of Common Stock reserved for awards under the 1991 Plan was 873,500 and there currently are 243,754 shares available for future awards under the 1991 Plan. Shares of Common Stock covered by expired or terminated stock options and forfeited shares of restricted stock may be used for subsequent awards under the 1991 Plan.

ELIGIBILITY AND ADMINISTRATION. Officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its subsidiaries, as well as selected consultants under contract to the Company and directors are eligible to be granted awards under the 1991 Plan. The 1991 Plan is administered by the Board, or in its discretion, by a committee of at least two "non-employee directors" who are also "outside directors," as defined in the 1991 Plan (the "Committee"), who shall be appointed by the Board. The Board of Directors has established a Stock Grant Subcommittee, currently comprised of Messrs. Keith A. Benson and Mark B. Vittert, for the purpose of granting awards under the 1991 Plan. The term "Board" as used in this section refers to the Company's Board of Directors or the Committee. The Board has the power to make awards, determine the number of shares covered by each award and other terms and conditions of such awards, interpret the 1991 Plan, and adopt rules, regulations and procedures with respect to the administration of the 1991 Plan. The Board may delegate its authority to officers of the Company for the purpose of selecting key employees who are not officers of the Company to be participants in the 1991 Plan.

AWARDS UNDER THE 1991 PLAN

EMPLOYEE STOCK OPTIONS. The Board may grant stock options that either qualify as "incentive stock options" under the Code or are "non-qualified stock options" in such form and upon such terms as the Board may approve from time to time. Stock options granted under the 1991 Plan may be exercised during their respective terms as determined by the Board. The purchase price may be paid by tendering cash or, in the Board's discretion, by tendering promissory notes or common stock. The Committee may, in its sole discretion, permit optionees to pay the option exercise price by having the Company withhold upon exercise of the option a number of shares with a fair market value equal to the aggregate option exercise price. No stock option shall be transferable by the optionee or exercised by anyone else during the optionee's lifetime.

Stock options may be exercised during varying periods of time after a participant's termination of employment, depending upon the reason for the termination. Following a participant's death, the participant's stock options may be exercised by the legal representative of the estate or the optionee's legatee for a period of three months or until the expiration of the stated term of the option, whichever is less. The same time periods apply if the participant is terminated by reason of disability or retirement. If the participant's employment is terminated for any reason other than death, disability or retirement, the participant's stock options immediately terminate. In the event of termination of employment by reason of disability or retirement, if an incentive stock option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a non-qualified stock option.

No incentive stock options shall be granted under the 1991 Plan after October 21, 2001. The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate). The aggregate fair market value of the Common Stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The exercise price under an incentive stock option may not be less than the fair market value of the Common Stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate, the option price shall be not less than 110% of the fair market value of the stock on the date the option is granted). The exercise price for non-qualified options granted under the 1991 Plan may be less than 100% of the fair market value of the Common Stock on the date of grant.

RESTRICTED STOCK. The Board may grant restricted stock awards that result in shares of Common Stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Board. The Board may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The provisions of restricted stock awards need not be the same with respect to each recipient.


The restricted stock granted under the 1991 Plan will be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends. Unless and until any restrictions on the shares shall have lapsed, participants shall have no right to sell, transfer, pledge or assign the restricted stock awarded under the 1991 Plan. Notwithstanding the foregoing, all restrictions with respect to restricted stock lapse ten(10) business days prior to the occurrence of a dissolution, merger or other significant corporate change in the Company, as provided in the 1991 Plan. Except as otherwise provided in the award agreement, upon termination of employment of a participant voluntarily by the employee or for Cause (as defined therein), all such shares with respect to which restrictions have not lapsed will be forfeited by the participant, subject to the right of the Committee to waive such restrictions in the event of a participant's death, total disability, retirement or under special circumstances approved by the Committee. If employment is terminated for any other reason, all remaining restrictions on the shares shall immediately lapse and complete beneficial ownership of the shares shall vest in the employee or, if applicable, his or her estate.

If a participant terminates employment during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the Board to waive such restrictions in the event of a participant's death, total disability, retirement or under special circumstances approved by the Board.

STOCK OPTIONS OF DIRECTORS WHO ARE NOT EMPLOYEES. The 1991 Plan provides for the annual, automatic granting of a defined number of options to directors who are not employees of the Company. Such options are granted to each director who is not an employee of the Company and who (i) is elected or re-elected as a director by the shareholders at any annual or special meeting of the shareholders or (ii) is serving an unexpired term as director on the date of an annual meeting at which any other director is elected. Each such person shall, as of the date of such annual meeting, automatically receive a non-qualified option to purchase 1,000 shares of Common Stock with the option price equal to the fair market value of the Company's Common Stock on such date. These options will have five-year terms and will be exercisable at any time from the date of grant. The purchase price, payment terms, transfer restrictions and other similar provisions of employee stock options apply to these stock options. Directors who are not employees may also be granted discretionary stock options and restricted stock awards under the 1991 Plan. In the event that discretionary stock options or restricted stock awards are granted to members of the Committee, such awards must be granted by the Board of Directors.

GENERAL PROVISIONS. The Board may, at the time of any grant under the 1991 Plan, provide that the shares received under the 1991 Plan shall be subject to repurchase by the Company in the event of termination of employment of the participant. The repurchase price will be the fair market value of the stock or, in the case of a termination for Cause (as defined in the 1991 Plan), the amount of consideration paid for the stock. The Board may also, at the time of grant, provide the Company with similar repurchase rights, upon terms and conditions specified by the Board, with respect to any participant who, at any time within two years after termination of employment with the Company, directly or indirectly competes with, or is employed by a competitor of, the Company.

FEDERAL INCOME TAX CONSEQUENCES

STOCK OPTIONS. An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise shall be treated as alternative minimum taxable income for purposes of the alternative minimum tax.

If stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date, any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. The balance of any gain will be characterized as a capital gain. Under current law, net long-term capital gains are taxed at a maximum federal tax rate of 28% while compensation and other income may be taxed at a higher federal rate.

An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option, which includes options granted to non-employee directors. When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. If, however, an optionee is subject to Section 16(b) of the 1934 Act (i.e., is an executive officer, director or 10% shareholder of the Company) and the optionee exercises the option within six months after the date the option was granted, he or she will not realize taxable compensation income until six months after the grant of the non-qualified stock option. In such event, the amount of the optionee's compensation income will equal the difference between the aggregate option price and the fair market value of the stock on the date immediately preceding the sixth month anniversary of the date of grant. An optionee who is subject to Section 16(b) may, however, elect under
Section 83(b) of the Code to be taxed at the time of exercise of a non-qualified stock option in the same manner as an optionee who is not subject to Section 16(b). In any event, the Company is entitled to a tax deduction to the extent, and at the time, that the optionee realizes compensation income.

Upon the exercise of a non-qualified stock option, the 1991 Plan requires the optionee to pay to the Company any amount necessary to satisfy applicable federal, state or local withholding tax requirements. Under the 1991 Plan, the Board may grant options that permit the optionee to elect to satisfy withholding tax requirements associated with the exercise of an option by authorizing the Company to retain from the number of shares that would otherwise be deliverable to the optionee that number of shares having an aggregate fair market value equal to the tax required to be withheld. The Company would pay the tax liability from its own funds.

RESTRICTED STOCK. The grant of restricted stock should not result in immediate income for the participant or in a deduction for the Company for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions which would result in a "substantial risk of forfeiture" as intended by the Company. If the shares are transferable or there are no such restrictions, the participant would recognize compensation income when any such restrictions lapse. The amount of such income will be the value of the Common Stock on that date less any amount paid for the shares. Dividends paid on the Common Stock and received by the participant during the restricted period would also be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income. A participant may elect, under Section 83(b) of the Code, to be taxed on the value of the stock at the time of award. If this election is made, the fair market value of the stock at the time of the election is taxable to the participant as compensation income, and the Company is entitled to a corresponding deduction. Dividends on the stock are then taxable to the participant and are no longer deductible by the Company.

Participants may be required to pay in cash to the Company any taxes required to be withheld at the date restrictions lapse with respect to restricted stock. The participant may elect to satisfy withholding, in whole or in part, by having the Company withhold shares of Common Stock having an aggregate fair market value equal to the amount required to be withheld. The Company would pay the tax liability from its own funds.

VOTE REQUIRED

Shareholder approval of the amendment to the 1991 Plan to impose an annual cap on the number of shares granted to an individual of 150,000 shares requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting in person or by proxy and entitled to vote.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
               APPROVAL OF THE AMENDMENT TO THE 1991 STOCK PLAN.

                                   EXPERTS

The financial statements incorporated by reference in this Proxy Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

Arthur Andersen LLP served as the independent public accountants for the Company for fiscal 1996 and have been selected to act in such capacity for fiscal 1997. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders. Such representative will have an opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

                                OTHER MATTERS

The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the meeting, the persons in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with their judgment in the best interest of the Company.

                SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

The rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the Company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the proxy rules. The PremiumWear, Inc. 1998 Annual Meeting of Shareholders is expected to be held on or about May 13, 1998 and proxy materials in connection with that meeting are expected to be mailed on or about April 2, 1998. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before December 3, 1997.

                         METHOD OF PROXY SOLICITATION

The entire cost of preparing, assembling, printing and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement, the proxy itself, and the cost of soliciting proxies relating to the meeting will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, directors and other regular employees of the Company by telephone, telegraph or personal solicitation, and no additional compensation will be paid to such individuals. The Company will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals.

                                   GENERAL

The Company's Annual Report to Shareholders for the fiscal year ended January 4, 1997 is being mailed to shareholders with this Proxy Statement. Shareholders may receive without charge a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission by writing to: PremiumWear, Inc., 8000 West 78th Street, Suite 400, Minneapolis, MN 55439.

                                             By Order of the Board of Directors,

                                             /s/ John R. Houston
                                             John R. Houston, Secretary



                                PREMIUMWEAR, INC.
                                 1991 STOCK PLAN





SECTION                           CONTENTS                               PAGE

   1.          General Purpose of Plan; Definitions                        1

   2.          Administration                                              3

   3.          Stock Subject to Plan                                       4

   4.          Eligibility                                                 4

   5.          Stock Options                                               4

   6.          Restricted Stock                                            8

   7.          Transfer, Leave of Absence, etc.                            10

   8.          Amendments and Termination                                  10

   9.          Unfunded Status of Plan                                     10

  10.          General Provisions                                          11

  11.          Effective Date of Plan                                      12



                                PREMIUMWEAR, INC.
                                 1991 STOCK PLAN


         SECTION 1. General Purpose of Plan; Definitions.

         The name of this plan is the PremiumWear, Inc. 1991 Stock Plan (the "Plan"). The purpose of the Plan is to enable PremiumWear, Inc. (the "Company") and its Subsidiaries to retain and attract executives, other key employees, consultants and directors who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         a.       "Board" means the Board of Directors of the Company.

         b. "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company.

         c.       "Code" means the Internal Revenue Code of 1986, as amended.

         d. "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

         e. "Company" means PremiumWear, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

         f. "Disability" means permanent and total disability as determined by the Committee.

         g. "Early Retirement" means retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any Subsidiary or Parent Corporation of the Company.

         h. "Fair Market Value" means the value of the Stock on a given date as determined by the Committee in accordance with Section 422 of the Code and any applicable Treasury Department regulations with respect to "incentive stock options."

         i. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         j. "Non-Employee Director" means a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended, or any successor rule.

         k. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option, and is intended to be and is designated as a "Non-Qualified Stock Option."

         l. "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Parent Corporation of the Company on or after age 65.

         m. "Outside Director" means a director who (a) is not a current employee of the Company or any member of an affiliated group which includes the Company; (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code Section 162(m) and regulations thereunder. For this purpose, remuneration includes any payment in exchange for goods or services. This definition shall be further governed by the provisions of Code Section 162(m) and regulations promulgated thereunder.

         n. "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         o. "Restricted Stock" means an award of shares of Stock that are subject to restrictions under Section 6 below.

         p.       "Retirement" means Normal Retirement or Early Retirement.

         q. "Stock" means the Common Stock, $.01 par value per share, of the Company.

         r. "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

         s. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.


         SECTION 2. Administration.

         The Plan shall be administered by the Board or by a Committee appointed by the Board consisting of at least two directors, all of whom shall be Outside Directors and Non-Employee Directors, and who shall serve at the pleasure of the Board. The Committee may be a subcommittee of the Compensation Committee of the Board

         The Committee shall have the power and authority to grant to eligible employees, consultants and directors pursuant to the terms of the Plan: (i) Stock Options and (ii) Restricted Stock.

         In particular, the Committee shall have the authority:

         (i) to select the officers, other key employees, directors and consultants of the Company and its Subsidiaries to whom Stock Options and/or Restricted Stock awards may from time to time be granted hereunder;

         (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, or Restricted Stock awards, or a combination of the foregoing, are to be granted hereunder;

         (iii) to determine the number of shares to be covered by each such award granted hereunder;

         (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto); and

         (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.

         The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may delegate its authority to officers of the Company for the purpose of selecting employees who are not officers of the Company for purposes of (i) above.

         All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

         SECTION 3. Stock Subject to Plan.

         The total number of shares of Stock reserved and available for distribution under the Plan shall be 873,500. Such shares may consist, in whole or in part, of authorized and unissued shares.

         If any shares that have been optioned cease to be subject to Stock Options, or if any shares subject to any Restricted Stock award granted hereunder are forfeited or such award otherwise terminates without a payment being made to the participant, such shares shall again be available for distribution in connection with future awards under the Plan.

         In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, other change in corporate structure affecting the Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Stock Options granted under the Plan, and in the number of shares subject to Restricted Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

         SECTION 4. Eligibility.

         Officers, other key employees, consultants and members of the Board of the Company and Subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Subsidiaries are eligible to be granted Stock Options or Restricted Stock awards under the Plan. The optionees and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award.

         Notwithstanding the foregoing, no person shall receive grants of Stock Options and Restricted Stock awards under this Plan which exceed 150,000 shares during any fiscal year of the Company.

         SECTION 5. Stock Options.

         Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

         The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. No Incentive Stock Options shall be granted under the Plan after October 21, 2001.

         The Committee shall have the authority to grant any optionee Incentive Stock Options, Non- Qualified Stock Options, or both types of options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

         Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such Stock Option as an Incentive Stock Option, provided the optionee consents in writing to the modification or amendment.

         Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

         (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant. In no event shall the option price per share of Stock purchasable under an Incentive Stock Option be less than 100% of the Fair Market Value of the Stock on the date of the grant of the Stock Option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of the Fair Market Value of the Stock on the date the option is granted.

         (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

         (c) Exercisability. Stock Options shall be exercisable at such time or times as determined by the Committee at or after grant. If the Committee provides, in its discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time, provided, however, that unless the Stock Option has been approved by the Board, the Committee or the stockholders of the Company, a Stock Option granted to an officer, director or 10% stockholder of the Company shall not be exercisable for a period of six (6) months after the date of grant. Notwithstanding the foregoing, unless the Stock Option Agreement provides otherwise, any Stock Option granted under this Plan shall be exercisable in full, without regard to any installment exercise or vesting provisions, for a period specified by the Committee, but not to exceed sixty (60) days nor be less than seven (7) days, prior to the occurrence of any of the following events: (i) dissolution or liquidation of the Company other than in conjunction with a bankruptcy of the Company or any similar occurrence, (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity or (iii) the transfer of substantially all of the assets of the Company or 75% or more of the outstanding Stock of the Company.

         (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan's purpose and applicable law, including promissory notes or a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. As determined by the Committee, in its sole discretion, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or Restricted Stock subject to an award hereunder (based on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee); provided, however, that in the event payment is made in the form of shares of Restricted Stock, the optionee will receive a portion of the option shares in the form of, and in an amount equal to, the Restricted Stock award tendered as payment by the optionee. If the terms of an option so permit, an optionee may elect to pay all or part of the option exercise price by having the Company withhold from the shares of Stock that would otherwise be issued upon exercise that number of shares of Stock having a Fair Market Value equal to the aggregate option exercise price for the shares with respect to which such election is made. No shares of Stock shall be issued until full payment therefor has been made. An optionee generally shall have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 10.

         (e) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

         (f) Termination by Death. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of three months (or such shorter period as the Committee shall specify at grant) from the date of such death or until the expiration of the stated term of the option, whichever period is shorter.

         (g) Termination by Reason of Disability. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after three months (or such shorter period as the Committee shall specify at grant) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non- Qualified Stock Option.

         (h) Termination by Reason of Retirement. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement, but may not be exercised after three months (or such shorter period as Committee shall specify at grant) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non- Qualified Stock Option.

         (i) Other Termination. Unless otherwise determined by the Committee, if an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate.

         (j) Annual Limit on Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

         (k) Directors Who Are Not Employees. Each person who (i) is not an employee of the Company or its Subsidiaries, and (ii) is elected or reelected to the Board at any annual or special meeting of the shareholders of the Company, or (iii) is serving an unexpired term as Director on the date of an annual meeting at which any other director is elected, shall as of the date of such meeting automatically be granted a Stock Option to purchase 1,000 shares of the Company's Stock at an exercise price per share equal to 100% of the Fair Market Value of a share of the Company's Stock on the date of the grant of the Stock Option. In the case of an annual or special meeting, the action of the shareholders in electing or reelecting a director who is not an employee shall constitute the granting of Stock Options to all such directors who are not employees, and the date when the shareholders shall take such action shall be the date of grant of the Stock Options. All such options shall be designated as Non-Qualified Stock Options and shall be subject to the same terms and provisions as are then in effect with respect to the grant of Non-Qualified Stock Options to officers and key employees of the Company, except that the term of each such Stock Option shall be equal to five years. In the event discretionary Stock Options are granted to members of the Committee, such Stock Options shall be granted by the Board.

         SECTION 6. Restricted Stock.

         (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company and Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

         In the event that Restricted Stock awards are granted to members of the Committee, such awards shall be granted by the Board.

         (b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

                   (i) Each participant shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                      "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the PremiumWear, Inc. 1991 Stock Plan and an Agreement entered into between the registered owner and PremiumWear, Inc. Copies of such Plan and Agreement are on file in the executive offices of PremiumWear, Inc.

                  (ii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

         (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

                  (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

                  (ii) Except as provided in paragraph (c)(i) of this Section 6, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3 and subject to paragraph
         (f) of Section 10). Certificates for shares of Unrestricted Stock shall be delivered to the grantee promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock.

                  (iii) Subject to the provisions of the award agreement and paragraph (c)(iv) of this Section 6, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

                  (iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause), including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

                  (v) All restrictions with respect to any participant's shares of Restricted Stock shall lapse or be deemed to have lapsed or been terminated on the tenth (10th) business day prior to the occurrence of any of the following events: (i) dissolution or liquidation of the Company, other than in conjunction with a bankruptcy of the Company or any similar occurrence, (ii) any merger, consolidation, acquisition, separation, reorganization or similar occurrence, where the Company will not be the surviving entity or (iii) the transfer of substantially all of the assets of the Company or 75% or more of the outstanding Stock of the Company.

         SECTION 7. Transfer, Leave of Absence, etc.

         For purposes of the Plan, the following events shall not be deemed a termination of employment:

         (a) a transfer of an employee from the Company to a Parent Corporation or Subsidiary, or from a Parent Corporation or Subsidiary to the Company, or from one Subsidiary to another;

         (b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and

         (c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee's right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

         SECTION 8. Amendments and Termination.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of an optionee or participant under a Stock Option or Restricted Stock award theretofore granted, without the optionee's or participant's consent, or (ii) which without the approval of the stockholders of the Company would cause the Plan to no longer comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code or any other regulatory requirements.

         The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without his consent. The Committee may also substitute new Stock Options for previously granted options, including previously granted options having higher option prices.

         SECTION 9. Unfunded Status of Plan.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

         SECTION 10. General Provisions.

         (a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         All certificates for shares of Stock delivered under the Plan pursuant to any Restricted Stock awards shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) Subject to paragraph (d) below, recipients of Restricted Stock awards under the Plan (not including Stock Options) are not required to make any payment or provide consideration other than the rendering of services.

         (c) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

         (d) Each participant shall, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. With respect to any award under the Plan, if the terms of such award so permit, a participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Stock already owned by the participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the participant under this Section 10(d). Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

         (e) At the time of grant, the Committee may provide in connection with any grant or award made under this Plan that the shares of Stock received as a result of such grant shall be subject to a repurchase right in favor of the Company, pursuant to which the participant shall be required to offer to the Company upon termination of employment for any reason any shares that the participant acquired under the Plan, with the price being the then Fair Market Value of the Stock or, in the case of a termination for Cause, an amount equal to the cash consideration paid for the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant. The Committee may, at the time of the grant of an award under the Plan, provide the Company with the right to repurchase, or require the forfeiture of, shares of Stock acquired pursuant to the Plan by any participant who, at any time within two years after termination of employment with the Company, directly or indirectly competes with, or is employed by a competitor of, the Company.

         (f) The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if the Committee (or the Company's chief executive or chief financial officer) certifies in writing that under Section 3 sufficient shares are available for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

         SECTION 11. Effective Date of Plan.

         The Plan became effective on October 21, 1991, and was amended by the shareholders on May 19, 1994. The Board further amended the Plan on September 6, 1996 and February 19, 1997 to comply with new Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and with Section 162(m) of the Code.



                              PREMIUMWEAR, INC.
        8000 West 78th Street, Suite 400, Minneapolis, Minnesota 55439

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated April 3, 1997, hereby appoints Thomas D. Gleason and Gerald E. Magnuson as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote as designated below, all shares of Common Stock of PremiumWear, Inc. held of record by the undersigned on March 28, 1997, at the Annual Meeting of Shareholders to be held on May 14, 1997, at the Radisson Hotel South, 7800 Normandale Boulevard, Bloomington, Minnesota 55439.

THE PREMIUMWEAR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE FOLLOWING
PROPOSALS:

1. ELECTION OF DIRECTORS:  [ ]     FOR all nominees listed below
                                   (except as marked to the contrary)

                           [ ]     WITHHOLD AUTHORITY
                                   to vote for all nominees listed below

                       C.D. Anderson   Mark B. Vittert

   (Instruction: To withhold authority to vote for any individual nominee, mark the FOR box and write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. PROPOSAL TO AMEND THE 1991 STOCK PLAN TO IMPOSE AN ANNUAL CAP ON THE NUMBER OF SHARES GRANTED TO AN INDIVIDUAL OF 150,000 SHARES. FOR AGAINST ABSTAIN

       (CONTINUED, AND TO BE COMPLETED AND SIGNED, ON THE REVERSE SIDE)



                       (CONTINUED FROM THE OTHER SIDE)

3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS (1) AND (2) AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN exactly as name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                    Dated: _______________________________, 1997


                                    ____________________________________________
                                    Signature(s) of Shareholder(s)


                                    ____________________________________________
                                    Signature if held jointly